EXHIBIT C
AGREEMENT

ICI MUTUAL INSURANCE COMPANY
INVESTMENT COMPANY BLANKET BOND

AMONG

SELIGMAN CAPITAL FUND, INC.
SELIGMAN CASH MANAGEMENT FUND, INC.
SELIGMAN COMMON STOCK FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN HIGH INCOME FUND SERIES
SELIGMAN INCOME AND GROWTH FUND, INC.
SELIGMAN INVESTMENT GRADE FIXED INCOME FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.
SELIGMAN NEW TECHNOLOGIES FUND, INC.
SELIGMAN NEW TECHNOLOGIES FUND II, INC.
SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES
SELIGMAN PORTFOLIOS, INC.
SELIGMAN QUALITY MUNICIPAL FUND, INC.
SELIGMAN SELECT MUNICIPAL FUND, INC.
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.
 SELIGMAN VALUE FUND SERIES, INC.
TRI-CONTINENTAL CORPORATION
SELIGMAN DATA CORP.
SELIGMAN DATA CORP. EMPLOYEES' THRIFT PLAN
SELIGMAN ADVISORS, INC.
J. & W. SELIGMAN & CO. INCORPORATED MATCHED ACCUMULATION PLAN





September 15, 2005

     Agreement, dated as of September 15, 2005 by and among Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier
Fund, Inc., Seligman Growth Fund, Inc., Seligman Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman Investment Grade Fixed Income Fund, Inc., Seligman LaSalle Real Estate
 Fund Series, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman New
Technologies Fund, Inc., Seligman New Technologies Fund II, Inc., Seligman
 Pennsylvania Municipal Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., Seligman TargetHorizon ETF Portfolios, Inc., Seligman Time Horizon/Harvester Series,
 Inc., Seligman Value Fund Series, Inc., Tri-Continental Corporation (hereinafter collectively called the "Investment Co mpanies"), Seligman Data Corp. ("SDC"), SDC Employees' Thrift Plan, Seligman Advisors, Inc., and J. & W. Seligman & Co. Incorporated Matched Accumulation
 Plan.

Pursuant to an Agreement, dated July 17, 2003, SDC presently carries an Investment Company Blanket Bond in the amount of $24,000,000 insuring against losses from larceny and embezzlement, on a joint basis, for the protection of itself and the parties thereto (as amended by specific riders to the bond). The parties thereto desire to amend as of September 15, 2005, the Agreement dated July 17, 2003, as a result of their intention to permit Seligman TargetHorizon ETF Portfolios, Inc. to participate in the existing Blanket Bond effective on the date upon which its registration statement becomes effective (expected to be on or about October 3, 2005).

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

(1) SDC will arrange for the continuation of the Blanket Bond, by the ICI Mutual Insurance Company authorized to do business in the place where the bond was issued, for the protection of itself, the Investment Companies, SDC Employees' Thrift Plan, Seligman Advisors, Inc. and J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, collectively referred to as the
Insureds, in the amount indicated:

The Blanket Bond is in the aggregate amount of $24,000,000 and, inclusive of any riders thereto, provides that:

    (a) The bond shall not be cancelled, terminated or modified except after written notice shall have been given by the acting party to the affected party, and by the underwriter to all registered management investment companies named as Insureds, and to the Securities and Exchange Commission, Washington,
D. C., not less than sixty days prior to the effective date of such cancellation, termination or modification; and,

    (b) The Underwriter shall furnish each registered management investmen company named as an Insured with (1) a copy of the bond and any amendment thereto, promptly after the execution thereof, (2) a copy of each formal filing of a claim under the bond by any other named Insured promptly after receipt thereof, and (3) notification of the terms of the settlement of each such claim prior to the execution of the settlement.

- 2 -

(2) The premiums payable in respect of the joint policy shall be paid by SDC which may then charge each Insured for its pro rata share of such premium.

(3) The Insureds shall have the right to receive insurance proceeds paid in respect of any loss or losses covered by the joint policy, as follows:

     (a) In the event that such proceeds are paid in respect of a loss or losses suffered by only one of the Insureds, all said proceeds shall be paid to
 it.

    (b) In the event that such proceeds are paid in respect of losses suffered by two or more of the Insureds, which losses shall constitute but a
 "single loss" under the provisions of the joint policy and the total of which losses shall not exceed the amount of such proceeds paid in respect thereof, each of said Insureds shall share in such proceeds to the extent of its individual loss.

     (c) In the event that such proceeds are paid in respect of losses suffered by two or more of the Insureds, which losses shall constitute but a
 "single loss" under the provisions of the joint policy and the total of which losses shall exceed the amount of such proceeds paid in respect thereof, each of said Insureds shall share in such proceeds in the proportion which its individual loss bears to the total of the individual losses of said Insureds, provided, that such proceeds, in the case of a loss suffered by one of the
Investment Companies, shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1, as amended; and provided further, that such proceeds in the case of a loss suffered by the SDC Employees' Thrift Plan and/or by the J. & W. Seligman & Co. Incorporated Matched Accumulation Plan shall be, after giving consideration to the preceding clause, at least equal to the amount which each would have received had each plan provided and maintained a separate bond with the minimum coverage required by Section 412 of the Employee Retirement Income Security Act of 1974.

(4) This Agreement shall not be construed as imposing upon any of the parties hereto any obligations to indemnify any other party against any loss or losses suffered by such party.

(5) The aforementioned Agreement of July 17, 2003 between the parties hereto is cancelled and superseded in its entirety by the provisions of this Agreement.

(6) This Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in various counterparts and corporate seals where appropriate to be hereto duly affixed by its proper officers thereunto duly authorized, all of the day and year first above written.


SELIGMAN CAPITAL FUND, INC.
SELIGMAN CASH MANAGEMENT FUND, INC.
SELIGMAN COMMON STOCK FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN HIGH INCOME FUND SERIES
SELIGMAN INCOME AND GROWTH FUND, INC.
SELIGMAN INVESTMENT GRADE FIXED INCOME FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.
SELIGMAN NEW TECHNOLOGIES FUND, INC.
SELIGMAN NEW TECHNOLOGIES FUND II, INC.
SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES
SELIGMAN PORTFOLIOS, INC.
SELIGMAN QUALITY MUNICIPAL FUND, INC.
SELIGMAN SELECT MUNICIPAL FUND, INC.
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.
SELIGMAN VALUE FUND SERIES, INC.
TRI-CONTINENTAL CORPORATION


Attest:

/s/ Frank Nasta By /s/ Thomas G. Rose
Secretary               Vice President

SELIGMAN DATA CORP.
Attest:

/s/ Frank Nasta By /s/ John H. Clark
 Secretary             President



SELIGMAN DATA CORP.
EMPLOYEES' THRIFT PLAN


By /s/ John H. Clark
Committee Member
Attest:

/s/ Frank Nasta By /s/ Nicholas Martino
          Witness       Committee Member


J. & W. SELIGMAN & CO. INCORPORATED
MATCHED ACCUMULATION PLAN


By /s/ Thomas G. Rose
Committee Member
Attest:


/s/ Frank Nasta By /s/ Nicholas Martino
          Witness       Committee Member


SELIGMAN ADVISORS, INC.
Attest:


/s/ Frank Nasta By /s/ Charles W. Kadlec
 Secretary             President